                                                                   EXHIBIT 10.13

                AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT



     This Amended and Restated Trademark License Agreement (the "Agreement") is entered into as of May 10, 2004 by and between the following two parties in Beijing.



The Licensor: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD. ("KONGZHONG BEIJING")

Legal Address: 12th floor, Zhong Dian Building, Zhong Guan Cun Nan Da Jie, Hai
               Dian District, Beijing



The Licensee: BEIJING BOYA WUJI TECHNOLOGIES CO., LTD. ("BEIJING BOYA WUJI")

Legal Address: 12th floor, Zhong Dian Building, Zhong Guan Cun Nan Da Jie, Hai
               Dian District, Beijing



      WHEREAS, the Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of People's Republic of China (not including Hong Kong, Macao and Taiwan, hereinafter called "China"), has the right to use and apply for registration the trademarks listed in the Exhibit 1 of this Agreement;

      WHEREAS, the Licensee, a limited liability company sponsored by natural persons in China registered in Beijing under the laws of the People's Republic of China (the "PRC"), is licensed to engage in the business of providing Internet information and the telecom value-added services;

      WHEREAS, the Licensor agrees to license the said trademarks to the Licensee in accordance with the terms and conditions set forth herein and the Licensee as well agrees to accept the license on the terms and conditions set forth herein;

      NOW THEREFORE, on the basis of mutual benefit and friendly negotiation, the parties agree as follows:


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1.   Grant of License

     1.1  The Trademarks

          Under the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee accepts from the Licensor the license to use parts of or all parts of the trademarks listed in Exhibit 1, or any design, character, symbol and visible representation that presents any part of such trademarks (collectively the "Trademarks), and the Licensee may deal its business with these Trademarks. Such license is non-monopolized, non-exclusive and non-transferable.

     1.2  Territory

          1.2.1 The use of the Trademarks grants by the Licensor to the Licensor extends only to the scope of the business operated by Licensee and the business relating to KongZhong Net. The Licensee agrees that it will not make, or authorize any use direct or indirect, of the Trademarks by any means, unless the Licensor agrees.

          1.2.2 The License in this Agreement is effective in the district of China and where the Licensor grant the Licensee in the writing form from time to time. The Licensee agrees that it will not make, or authorize to use, direct or indirect of the Trademarks in any area.

     1.3  Standards

          The Licensee shall strictly comply with any standards and criteria the Licensor requests from time to time when the Licensee uses the Trademarks.

     1.4  Licensee's confirmation

          The Licensee confirms that it will not enjoy any rights, titles and interests of the Trademarks except the rights, titles and interests in the Trademarks under this Agreement

2.   TERMS OF PAYMENT

     The Licensee agrees to pay to the Licensor a license fee and the details of the calculation method and the form of payment are set forth in Exhibit 2.

3.   GOODWILL

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

     The Licensee recognizes the value of the goodwill associated with the Trademarks and the relevant rights, and acknowledges that the Trademarks therein and goodwill (including but not limited to the goodwill occurs from the Licensee's use) pertaining thereto shall be the sole and exclusive property of the Licensor.

4.   CONFIDENTIALITY

     4.1 The Licensee shall protect and maintain the confidentiality of any and all confidential data and information acknowledged or received by the Licensee by accepting licensing of the Trademarks from the Licensor (collectively the "Confidential Information"). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor's option, return all and any documents, information or software contained any of such Confidential Information to the Licensor or destroy it and delete such Confidential Information from any electronic devices and cease to use them. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor's written consent. Licensee shall disclose the protected confidential information to the necessary employees, agents or consultants by the necessary measures, and shall urge the necessary employees, agents or consultants to observe the obligations under this Agreement.

     4.2  The above limitations shall not apply to the situations as follows:

          4.2.1 The materials which can be obtained in public in the time of disclosure;

          4.2.2 The public materials disclosed not due to the mistake of Licensee;

          4.2.3 The Licensee may prove that before the disclosure the materials were under its title and were not obtained directly or indirectly from the other resources;

          4.2.4 Upon the legal demands of any party, the Confidential Information shall be disclosed to the government authorities, security exchange agent, and etc.; and upon the general operation needs, the above Confidential Information shall be disclosed to direct legal consultants and financial advisor.

     4.3 With the consent of both parties, Article 4 shall survive any amendment, expiration or termination of this Agreement.

5.   REPRESENTATIONS AND WARRANTIES

     5.1  The Licensor represents and warrants as follows:

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

          5.1.1 the Licensor is a company duly registered and in good standing under the applicable laws of the China;

          5.1.2 the Licensor, subject to its business scope, has full right, power, authority and capacity and all necessary consents any approvals of any third party and government authorities to execute and perform this agreement, which shall not be against any enforceable and effective laws or contracts;

          5.1.3 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution;

          5.1.4  the Licensor has the exclusive ownership of the Trademarks.

     5.2  The Licensee represents and warrants as follows:

          5.2.1 the Licensee is a company duly registered and in good standing under the applicable laws of the China, and is approved by the relevant authorities to provide the internet information services and the value-added telecom service;

          5.2.2 the Licensee, subject to its business scope, has full right, power, authority and capacity and all necessary consents and approvals of any third party and government authorities to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts;

          5.2.3 the Licensee will not use or authorize to use any trademarks or symbols, which the Licensor judges by itself, are similar to the Trademarks and to make confusion.

          5.2.5 the Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms upon its execution.

6.   The Licensor's Right of Licensing and Protection of the Licensor's Rights:

     6.1 The Licensee agrees that it will not, during the term of this Agreement, or thereafter, attack the rights of Licensing or any rights of the Licensor in and to the Trademarks or attack the validity of this Agreement, or otherwise take or fail to take any action that impairs such rights or license.

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

     6.2 The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor's rights to the Trademarks. In the event any third party lodges a claim concerning the Trademarks, the Licensor, if it so desires, may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. In the event any third party infringes on the above mention Trademarks, the Licensee shall notify the Licensor in writing of any infringements, or imitation by others of the Trademarks which may come to the Licensee's attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

     6.3 The Licensee further agrees to use the Trademarks only in accordance with this Agreement and shall not use the Trademarks in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damaging to such Trademarks or the reputation of the Licensor.

7.   QUALITY

     The Licensee shall use its reasonable best efforts to improve the quality of Kong Zhong Net, so to protect and enhance the reputation of the Trademarks.

8.   PROMOTION MATERIAL

     In all cases where the Licensee makes promotion material involving the Trademarks, the production cost of such material thereof shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Trademarks thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee. The Licensee agrees not to advertise or publicize any of the Trademarks on radio, television, papers, magazines, the Internet or otherwise the prior written consent of the Licensor.

9.   EFFECTIVE DATE AND TERM

     9.1 This Agreement has been duly executed as of the date first set forth above and shall be effective simultaneously. The term of this Agreement is 10 (ten) years unless earlier terminated as set forth in this Agreement.

     9.2 Unless any other provisions set forth in written form, this Agreement shall be applicable to any other trademarks licensed to the Licensee within the term of this

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

          Agreement. After the execution of this Agreement, the Licensor and Licensee shall review this Agreement every 3 months to determine whether to make any amendment or supplement to this Agreement upon the detail situation.

     9.3 This Agreement shall be extended for 10 (ten) years automatically only if the Licensor gives the Licensee written notice of termination of this Agreement 3 (three) months prior to the expiration of this Agreement. However, the Licensee has no right to determine whether to extend.

10.  RECORD FILING

     Within 3(three) months after the Licensor becomes the exclusive owner of the Trademarks, both parties shall, in compliance with the law of China, make a record filing of the copy of the Agreement to the relevant trademark authority of China (if applicable). Both parties agree to execute or furnish the relevant documents required in line with the principal hereof and relevant laws.

11.  TERMINATION

     11.1 This Agreement shall expire on the date due or the date when the Licensor's right of ownership terminates unless this Agreement is extended as set forth above.

     11.2 Without prejudice to any legal or other rights or remedies of the party who asks for termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including without limitation to Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

     11.3 During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination. The Licensee shall not terminate this Agreement in prior.

     11.4 Article 3, 4, 6, 15 and 16 shall survive after the termination or expiration of this Agreement.

12.  FORCE MAJEURE

     12.1 Force Majeure means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care including but not limited to the acts of



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

          governments, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

     12.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure, and the affected party will not be responsible to such performance and will only be responsible to the delayed parts of performance. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

13.  NOTICES

     Notice or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

     The Licensor: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.

     Legal Address: Room 809, Block A, Yue Tan Building, 2#, Yue Tan Bei Jie, Xi Cheng District, Beijing

     Fax:(86) 10-68083118

     Tel.:(86) 10-68081818

     Receiver: Yunfan Zhou

     The Licensee: BEIJING BOYA WUJI TECHNOLOGIES CO., LTD.

     Legal Address: Room 809, Block A, Yue Tan Building, 2#, Yue Tan Bei Jie, Xi Cheng District, Beijing

     Fax:(86) 10-68083118

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

     Tel.:(86) 10 -68081818

     Receiver: Yunfan Zhou

14.  RE-TRANSFER, RE-LICENSE

     This agreement and all the rights and duties hereunder are personal to the Licensee. The Licensee agrees that it will not assign, lease or pledge to any third party without the written consent of the Licensor.

15.  SETTLEMENT OF DISPUTES

     15.1 The parties shall strive to settle any disputes arising from the interpretation or performance through negotiation in good faith. In the event that no settlement can be reached through negotiation within 30 days after one party issues a negotiating notice, either party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

     15.2 Except the dispute issues, all parties shall perform their own duties under the Agreement good faith.

16.  APPLICABLE LAW

     The execution, validity, performance, interpretation and any disputes of this Agreement shall be governed and construed by the laws of the PRC.

17.  AMENDMENT AND SUPPLEMENT

     Any amendment and supplement of this Agreement shall come into force only after a written agreement is signed by both parties. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

18.  ENTIRE AGREEMENT

     This Agreement and all the agreements and/or documents referenced or specifically included herein constitute the entire agreement among the parties in respect of the subject matter hereof and supersede all prior oral or written agreements, contract,

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

     understanding and correspondence among them, including the trademark license agreement between the parties dated March 31, 2004.

19.  SEVERABILITY

     Any provision of this Agreement which is invalid or unenforceable due to the violation of relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

20.  WAIVER

     Any party cannot perform the rights, power, or privileges under this Agreement shall not be deemed as waiver. Any wholly or partly performance of the rights, power, or privileges shall not exclude the performance of any other rights, power, or privileges.

21.  EXHIBITS

     The Exhibits referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

          IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed by a duly authorized representative each on behalf of the party here to as of the date first set forth above.


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



[Signature page, no Agreement]





The Licensor: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.





Authorized Representative: /s/ Nick Yang
                          -------------------------------







The Licensee:  BEIJING BOYA WUJI TECHNOLOGIES CO., LTD.





Authorized Representative: /s/ Yang Cha
                          -------------------------------





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



                                    EXHIBIT 1

                           LIST OF LICENSED TRADEMARKS

                                    EXHIBIT 2

              CALCULATION METHOD AND FORM OF PAYMENT OF LICENSE FEE





     The license fee under this Agreement shall be 5% of the total income of Licensee. License fee for each Trademark shall be calculated on an average basis according to the total license fee. The license fee shall be paid every quarter and the Licensor shall pay the Licensee within 15 days after each quarter. If the Licensor considers it helpful to the business of the Licensee, the Licensor at its sole discretion may reduce or exempt whole or any part of the license fee. Both parties agree that before the Licensor obtains exclusive ownership of any Trademark, no license fee in respect of such Trademark will be charged.




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